                                   EXHIBIT 13

                     SCHEDULE OF COMPUTATION OF PERFORMANCE

The following examples are calculated in accordance with the methods described in the Prospectus and Statement of Additional Information:

1.   Standard Aggregate Return since Inception

     Assuming experience from the Growth Sub-Account, on a

     $1,000 Purchase Payment on 1/23/96

     A $30 Annual Contract Maintenance Charge was assessed on 12/31/1996. For this calculation, it is prorated among Sub-Accounts, with 11% allocated to the Growth Sub-Account.

     The Deferred Sales Charge for a Contract on 12/31/1996 would have been 7%. The free withdrawal provision was also applicable.


         Dates                          Accumulation Unit Values
         1/23/1996                           10.00000000
         12/31/1996                          11.76114900


     The Standardized Aggregate Total Return since Inception for the period
     1/23/96-12/31/96:                                                             10.30%

         Accumulated Value on 12/31/1996
           ((1000/10.00000000) x 11.76114900)                       $1,176.11
         Surrender-Free Amount on 12/31/1996
           Greater of (1176.11 - 1000) and (.10 x 1000)             $  176.11
         Ending Redeemable Value on 12/31/1996
           1176.11 - 11 x 30 - .07 x (1176.11 - 176.11 - .11 x 30)  $1,103.05
         Standardized Aggregate Total Return, 1/23/96 - 12/31/96
           ((1103.05 / 1000) - 1) x 100                                            10.30%

2.   Annualized Accumulation Unit Value (AUV) Return

     For a one year period, the annualized AUV return is equal to the percentage change in accumulation unit values.

     For periods greater than one year, the annualized AUV return is an average annual change in accumulation unit values, based on the percentage change.

     Assuming experience from the Oppenheimer Bond Sub-Account

         Unit Value                     12/31/1993                  8.96398700
         Unit Value                     12/31/1996                 10.33390800

     Percentage Change in Unit Values for the 3 year period ending 12/31/96        15.28%
           (10.333908 - 8.963987) / 8.963987 x 100

     Annualized AUV Return for the 3 year period ending 12/31/96                    4.85%
           ((1.1528 * (1/3)) - 1) x 100
           The symbol * is being used to denote exponentiation.




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3.   Non-Standardized Average Annual Total Return

     Assuming experience from the Oppenheimer Bond Sub-Account

     Purchase Payment    12/31/86             $10,000
     Accumulated Value   12/31/96             $19,571

     Average Annual Total Return                                         6.94%

               ((19,571 / 10,000) (invalid character appears here) (1/10) - 1) x 100
               The symbol (invalid character appears here) is being used to denote exponentiation.

4.   Non-Standardized One Year Total Return

     Assuming experience from the Oppenheimer Bond Sub-Account

     Purchase Payment    12/31/86             $10,000

     Accumulated Value   12/31/95             $18,969
     Accumulated Value   12/31/96             $19,571

     One Year Total Return                                               3.17%

               ((19,571 - 18,969) / 18,969) x 100

5.   7-day Money Market Yield and Effective Yield

     Assuming experience from the Money Market Sub-Account
     For the period ending 12/31/96

        Unit Value       12/24/96             10.33673900
        Unit Value       12/26/96             10.33734700
        Unit Value       12/31/96             10.34253400

     To get the change in value from 12/24/96 to 12/26/96, take 100% of the change from 12/24/96 to 12/26/96:
         ((10.337347 / 10.336739) - 1)           0.000059
     Change in value from 12/26/96 to 12/31/96:
         (10.342534 / 10.337347) - 1             0.000502
     Combine to get change in value from 12/24/96 to 12/31/96:
         (0.000059 + 0.000501)                   0.00056

     Yield:               .000560 x (366 / 7) x 100 =                    2.93%
     Effective Yield:     ((1.000560) (invalid character appears here) (366 /
                          7) - 1) x 100 = 2.97%
                          The symbol (invalid character appears here) is being used to denote exponentiation.



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